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                           AMENDED EMPLOYMENT CONTRACT

     THIS AMENDED EMPLOYMENT CONTRACT ("Contract") shall be deemed to be effective the 1st day of May, 2005, and is by and between James L. Fritzemeier, hereinafter referred to as the "Employee" and ADVISORS REIT I, Inc., hereinafter referred to as the "Corporation."

W I T N E S S E T H:

     WHEREAS, the Employee desires to accept employment as a corporate employee; and

     WHEREAS, the Board of Directors of the Corporation has determined what a reasonable compensation will be for The Employee and has offered The Employee employment for such compensation and other benefits hereinafter set forth and The Employee is willing to accept employment on such terms:

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, it is agreed:

     1. EMPLOYMENT. The Corporation hereby employs the Employee and the Employee hereby accepts employment from the Corporation upon the terms and conditions herein set forth.

     2. TERM. The term of this Agreement shall begin on the date of this agreement and shall continue until terminated as hereinafter provided.

     3. SALARY. For all services rendered by the Employee under this Agreement, the Corporation shall pay the Employee a salary of Five Thousand Dollars ($5,000) per month during the term of this agreement payable on the dates determined by the Board of Directors. Such salary shall be reviewed by the Board of Directors annually, or more often if they deem necessary, for any possible changes.

     4. DUTIES. The Employee is employed to act as President on behalf of this Corporation. The Corporation shall have the power to determine what specific duties shall be performed. The Corporation shall have the power to determine the assignment of duties to the Employee and the Employee must perform the duties assigned to him by the Corporation. The Corporation shall have the power to dictate to the Employee what duties shall be performed, how they shall be performed, and when they shall be performed. The power to direct, control, and supervise the duties to be performed, the manner of performing said duties and the time for performing said duties shall be exercised by the Board of Directors of the Corporation.

     6. WORKING FACILITIES. The Corporation shall furnish the Employee with or make arrangements for office space, professional staff, supplies, equipment and such other facilities and services as are suitable to his position and adequate for the performance of his duties.


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     7. PROFESSIONAL RELATIONSHIPS. The Employee recognizes that acting as an employee of the Corporation shall not affect any law, duty, right or privilege arising out of or applicable to services rendered by the Employee.

     8. INDEMNITY. The Corporation shall indemnify the Employee against any damages, costs and expenses, including reasonable attorney's fees, incurred in defending or compromising any action arising out of the rendition of services by the Employee. This indemnity shall survive the termination of this Agreement. The Corporation agrees to obtain and pay the premiums for liability (umbrella) coverage, as needed.

     9. EXPENSES. All expenses incurred by the Employee in the normal course of corporate business, including, but not limited to, entertainment, promotion, education, and transportation, may be paid directly by the Corporation, or at the Employee's option, shall be reimbursed to the Employee by the Corporation upon presentation by the Employee of an itemized account of such expenditures.

     10. FRINGE BENEFITS. The Corporation shall consider the adoption of a retirement program consisting of a pension and/or profit sharing plan for the Employee within three (3) years of May 1, 2004. the Corporation shall adopt an employee welfare plan including group term life insurance, disability (sick pay) and medical and dental insurance and medical and dental reimbursement for the Employee and his dependents, including orthodontia, personal, marital and family counseling, eyeglasses, medicine and drugs, podiatry and other fringe benefits considered desirable under the circumstances. See Employee Welfare Plan Attached.

     11. VACATION. The amount of vacation leave given to the Employee shall be mutually agreed upon between the Employee and the Corporation.

     12. DEATH DURING EMPLOYMENT. If the Employee dies during the term of his employment, the Corporation shall pay to the estate of the Employee the salary payable to said employee up to the end of the month in which his death occurs plus any declared and unpaid bonus. The Corporation shall consider paying the widow(er), or, if none, to the estate, a sum up to five thousand dollars cash as an additional death benefit in such event.

     13. DISABILITY. If the Employee becomes disabled, the Corporation hereby agrees to indemnify the Employee's full salary for a period not exceed sixty
(60) days. The above disability income will not include any benefits payable under Social Security.

     14. TERMINATION. Notwithstanding anything herein contained to the contrary, this contract may be terminated by any party hereto upon thirty (30) days written notice.

     15. RIGHT TO DISCHARGE EMPLOYEE. The Corporation shall have at all times the right to discharge the Employee for cause.

     16. RELATIONSHIP BETWEEN THE PARTIES. The parties recognize that the Board of Directors of the Corporation shall manage the business affairs of the Corporation. The Em-


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ployee shall be considered under the provisions of this Agreement as having employee status and shall be entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, profit sharing, bonus or other incentive plan established by the Corporation for its employees. Nothing herein contained shall be construed to give the Employee any interest in the physical assets or the accounts receivable of the Corporation.

     17. WAIVER OF BREACH. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach by any party.

     18. BINDING UPON HEIRS/SUCCESSORS. The Contract shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, personal representatives and assigns.

     19. SUPERSEDING EFFECT. This Contract supersedes the prior Employment Agreement previously entered into by the parties on or around May 1, 2005.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 22nd of October 2005

                                       ADVISORS REIT I, INC.
                                       ---------------------
A T T E S T:


                                       BY
-----------------------------             -------------------------------------
Ted Knopp, (Asst) Secretary               James L. Fritzemeier, President


                                          -------------------------------------
                                          James L. Fritzemeier, Employee


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                               EMPLOYMENT CONTRACT

                                    EXHIBIT A


CALENDAR YEAR                       MONTHLY SALARY                   INITIALS
-------------                       --------------                   --------
2004                                $5,000

2005                                $5,000

2006                                ----------------------------

2007                                ----------------------------

2008                                ----------------------------

2009                                ----------------------------

2010                                ----------------------------

2011                                ----------------------------

2012                                ----------------------------

2013                                ----------------------------

2014                                ----------------------------


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                              ADVISORS REIT I, INC.
                              EMPLOYEE WELFARE PLAN

ADVISORS REIT I, Inc. adopts the following Employee Welfare Plan:
ADVISORS REIT I, Inc. will provide the following employee welfare benefits:

     o Medical and dental insurance and medical and dental reimbursement for the Employee and his dependents, including orthodontia, personal, marital and family counseling, eyeglasses, medicine and drugs, podiatry and other fringe benefits considered desirable under the circumstances.

     o A Sec 105 Plan in conjunction with $3,300 reimbursement for out of pocket medical, dental and drug expenses.

     o A Simple IRA plan which, currently requires ADVISORS REIT I, Inc. to match employee contributions up to 3% of salary every year.


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